                                                             Exhibit 99.2




                       [Logo of American Express Company]





                              Second Quarter 1997
                           Earnings Conference Call
                                    Summary







The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Second Quarter 1997 Earnings Release.


This summary includes certain forward-looking statements, indicated by an asterisk, which are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, as well as affect the Company's ability to achieve its financial and other goals, are set forth on pages 29 and 30 of the Company's 1996 10-K Annual Report filed with the Securities and Exchange Commission.

                              SECOND QUARTER 1997
                                  HIGHLIGHTS


 . 2Q `97 was the eighteenth consecutive quarter AXP met, or exceeded, targets for EPS growth (16.1% increase) and ROE (23%). Revenue growth in the quarter of 8.5% was in line with our targeted growth rate of at least 8% for the first time since 1995.


 .  Strong growth was recorded in a number of key areas:

   -  Total cards in force increased 8% and basic cards by 9%;

   -  Worldwide billed business rose 13%;

   -  Worldwide lending balances of $14.2B were up 26%;

   -  AEFA assets owned and managed grew 17% to $162B.


 .  The corporate strategy progressed with new product and service offerings:

   - We launched credit cards in Australia, Mexico and Argentina, and the National MS Society Optima Card in the U.S.;

   - Network agreements were signed with Credit Saison in Japan and Banco Excel Economico in Brazil and, another network partner, Akbank in Turkey, added an American Express Credit Card to its existing charge card offering;

   - American Express and Microsoft unveiled an on-line travel reservations system for corporations;

   -  A smart card pilot with Hilton Hotels and IBM was inaugurated;

   - AEB launched a consumer mortgage brokerage service in France and a residential mortgage installment loan product in Hong Kong.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 1997 OVERVIEW
                                 CONSOLIDATED

(millions, except per share amounts)
                                  Quarter Ended      Percentage
                                      June 30,        Inc/(Dec)
                            --------------------------------------
                                  1997       1996
                                  ----       ----
Consolidated revenues           $4,422     $4,076       8.5%
                                ======     ======
Net income                        $520       $452      14.9%
                                ======     ======
EPS                              $1.08      $0.93      16.1%
                                ======     ======
 .  Consolidated Revenues:

   - Revenue grew 8.5% as the benefits of strong card spending, greater loan balances and higher managed assets more than offset declines in card fees, lower investment income and reduced yields on travel sales.

      -- We continue to believe the pipeline building of new and deeper customer relationships should form a solid basis for future revenue generation.*

   - The 3Q `96 elimination of asset gross-ups at Centurion by Bank negatively affected year-over-year comparisons by $38MM.
     Revenues rose 9.7% excluding this item and the effect of securitizing a portion of the cardmember receivable and lending portfolios.

 . Consolidated Expenses: Increased 8.1% due to higher human resource and operating expenses, as well as greater provisions for losses and benefits.

 .  Average shares: Were 479.5MM versus 487.0MM in 2Q `96 and 482.1MM in 1Q '97.

   -  Actual share activity (MM):

                                                  2Q `97   1Q `97    2Q `96
                                                  ------   ------    ------
      Shares outstanding - beginning of period     470.9    472.9     479.1
      Repurchase of common shares                   (3.7)    (5.2)     (8.3)
      Preferred stock conversion                       -        -       4.7
      Employee benefit plans, compensation
         and other                                   1.7      3.2       1.1
                                                   -----    -----     -----
      Shares outstanding - end of period           468.9    470.9     476.6
                                                   =====    =====     =====

   - 69.4MM shares have been acquired since the inception of repurchase programs in September, 1994.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 1997 OVERVIEW
                            TRAVEL RELATED SERVICES

(preliminary)                 Statement of Income
                         (unaudited, managed asset basis)

(millions)                                Quarter Ended           Percentage
                                            June 30,              Inc/(Dec)
                               ------------------------------    -----------
                                         1997        1996
Net revenues:                            ----        ----
     Discount revenue                  $1,407      $1,247             13%
     Net card fees                        404         414             (2)
     Travel commissions and fees          381         362              5
     Interest and dividends               143         211            (32)
     Other revenues                       466         409             14
                                       ------      ------
                                        2,801       2,643              6
                                       ------      ------
     Lending:
          Finance charge revenue          505         403             25
          Interest expense                171         130             31
                                       ------      ------
             Net finance charge revenue   334         273             23
                                       ------      ------
          Total net revenues            3,135       2,916              8
                                       ------      ------
Expenses:
     Marketing and promotion              244         252             (3)
     Provision for losses and claims:
          Charge card                     313         302              4
          Lending                         203         138             48
          Other                            21          26            (18)
                                        -----      ------
               Total                      537         466             15
                                        -----      ------
     Interest expense:
          Charge card                     237         212             12
          Other                            52         114            (54)
                                        -----      ------
               Total                      289         326            (11)
                                        -----      ------
     Human resources                      783         721              9
     Other operating expenses             789         692             14
                                        -----      ------
          Total expenses                2,642       2,457              8
                                        -----      ------
Pretax income                             493         459              7
Income tax provision                      138         137              1
                                        -----      ------
Net income                               $355        $322             10
                                        =====      ======

 . Revenues benefited from strong growth in worldwide billed business and cardmember loans outstanding. Also included is a benefit from increased recognition of recoveries on abandoned property related to the Travelers Cheque business, which was largely offset by higher investment spending on business building initiatives.

 . 1996 results reflect a $33MM restatement of "Travel Commissions and Fees" revenue and "Other Operating Expenses". AXP's practice was to report cost reimbursements related to travel management fee-based contracts as a credit in "Other Operating Expenses" instead of as travel revenue. Beginning 1Q `97, these reimbursements are reported as revenue in "Travel Commissions and Fees" for better consistency with our reporting for travel management commission-based contracts where all the client and supplier payments that offset the cost of providing travel services are included. This change did not affect income.

 .  Excluding the effect of the asset gross-ups at Centurion Bank, revenues rose
   8.9%.

 . The tax rate decreased to 28% in 2Q `97 from 30% in 2Q `96 and 1Q `97 due to timing and mix variances but was consistent with the full year rate for 1996.

 . Note that effective 1Q `97 the average discount rate, spending per basic card in force and card fee data included in the following discussion and the earnings release statistical attachments have been restated to eliminate the distorting effects of non-proprietary, or "network", activities. Reported cards in force and billed business continue to include alliance related cards and volumes. The discount rate, spending per card and card fee statistics are computed using proprietary business data only to present more clearly the results of our operations.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 1997 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

 . Discount Revenue: Higher billed business and stable discount rates resulted in a 13% increase in discount revenue.
   - The average discount rate of 2.74% in 2Q `97 was flat versus 2Q `96, and down 1BP from 2.75% in 1Q `97.
      -- Merchant pressure on discount rates is always present, but we believe the AXP value proposition is compelling. However, changes in the mix of business (e.g., growing acceptance at supermarkets, discounters and universities), the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.*

                                               Quarter Ended     Percentage
                                                 June 30,         Inc/(Dec)
                                        -----------------------  ----------
                                                  1997    1996
                                                  ----    ----
Card billed business (billions):
     United States                               $37.2    $32.6      14%
     Outside the United States                    14.7     13.2      12
                                                 -----    -----
     Total                                       $51.9    $45.8      13
                                                 =====    =====
Basic cards in force (millions):
     United States                                23.2     20.9      11%
     Outside the United States                     9.7      9.3       5
                                                 -----    -----
     Total                                        32.9     30.2       9
                                                 =====    =====
Spending per basic card in force (dollars) (a):
     United States                              $1,612   $1,575       2%
     Outside the United States                  $1,578   $1,474       7
     Total                                      $1,602   $1,545       4

     (a) Proprietary card activity only.

   - Billed Business: Higher spending per cardmember worldwide (due in part to expanded merchant coverage and the benefits of rewards programs) and greater cards in force resulted in a 13% increase in billed business.

      -- Spending per basic card in force grew despite the suppressing effect of two items:

         - First, we have added a substantial number of new, credit card-related basic relationships which have not yet reached the spending levels of our more mature products,
         - Second, we now have customers with multiple basic consumer card relationships (e.g., Green Card, plus Optima, Delta, Hilton, Sheraton or Golf Card). This broadening is consistent with AXP's strategy of capturing a larger portion of the various household spending flows, but dilutes the average spending per basic card.

      -- Excluding foreign exchange translation, billed business outside the U.S. grew 15% versus the reported 12%, reflecting double digit increases in Europe, Asia, Latin America, and Canada.

      -- The retail and airline categories continued to be a particularly strong component of worldwide business.


 . Net Card Fees: Lower card fees result from a continuing decline in consumer charge cards and the effect of the related AXP strategy of strengthening its lending portfolio through the issuance of low- and no-fee credit cards.

   - Success in building new card relationships through our expanded product portfolio was evident in the increase of 7.5% in cards in force and 8.9% in basic cards in force.

   -  The average fee per card in force was $39 in 2Q `97 versus $43 in 2Q `96.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 1997 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)


 . Travel Commissions and Fees: Travel revenues were up 5% on 10% growth in sales. The declining revenue earned per dollar of sales (8.5% in 2Q `97 versus 9.1% in 2Q `96) reflects continued efforts by airlines to reduce distribution costs and by large corporate clients to contain travel and entertainment expenses.

 . Interest and Dividends: Lower interest revenue principally resulted from the elimination of asset gross-ups at Centurion Bank caused by the consolidation of assets from our Delaware Bank into our Utah Bank effective 7/1/96.

   - The gross-up elimination had no effect on profit as "Other Interest Expense" declined by a like amount, but it suppressed the revenue comparison by $38MM in 2Q `97.

   - Excluding the gross-up elimination effect, "Interest and Dividends" were down 17% versus the 32% reported decline. This decrease reflects a reduced investment pool at American Express Credit Corporation and lower yields on our Travelers Cheque investment portfolio.

 . Other Revenues: The 14% growth reflects higher fees, e.g., late and overlimit fees, on lending card products and the increased recognition of recoveries on abandoned property related to the Travelers Cheque business.

 . Net Finance Charge Revenue: The 26% growth in worldwide lending balances to $14.2B, partially offset by lower net interest yields on the U.S. portfolio (8.7% in 2Q `97 versus 8.9% in 2Q `96), led to a 23% increase.

   - The yield decline versus 2Q `96 was due to changes in the product mix and a slightly higher proportion of the portfolio on introductory-rates.

   - During 1Q `97, management responsibility for approximately $300MM of consumer loans sold through AEFA was transferred back to that subsidiary; therefore, the balances are no longer reported within TRS. Excluding these loans from the 6/30/96 balance, U.S. cardmember loan growth was 29% versus the reported 25% increase.

 . Marketing and Promotion Expenses: The 3% decrease resulted from program timing variances and the continuation of efforts to rationalize spending.

 . Charge Card Interest Expense: Higher billed business volumes versus last year were partially offset by a lower worldwide cost of funds (down 32BP).

 .  Other Interest Expense:  This decline mirrors the decrease in "Interest
   Revenue" relating to the elimination of the asset gross-up at Centurion Bank and a lower investment pool at American Express Credit Corporation.

 . Human Resource Expenses: The increase versus last year includes the effect of higher employee levels, 2Q `97 merit increases and greater contract programmer costs for technology related projects such as interactive services and customized cardmember rewards.

   - The employee count of approximately 60,700 was up 1,200 versus last year due to business growth and global technology initiatives, which were partially offset by initial staff reductions from the implementation of 4Q `96 restructuring charge activities.

 .  Other Operating Expenses:  Higher loyalty program costs and cardmember service related volume contributed to the 14% growth compared with 2Q `96.
                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 1997 OVERVIEW
                       TRAVEL RELATED SERVICES (Cont'd)

 .  Credit Quality:

   - Overall, credit quality remains an area of concern. In light of the continuation of a difficult industry-wide credit environment, we continue to manage credit cautiously and conservatively.

   - The provision for losses for charge card products increased 4% versus last year reflecting volume growth, offset somewhat by improved credit quality.

   - The lending provision for losses increased 48% versus 2Q `96 due to growth in outstanding loans and higher loss rates.

   - Reserve coverage ratios at more than 100% of past due balances remain strong both absolutely and compared with key industry competitors.

   -  Worldwide Charge Card:

      -- Past due rates improved versus 2Q `96 and 1Q `97; the write-off rate was stable compared with both periods.

                                            6/97     3/97     6/96
                                         -------  -------  -------
Write-offs, net of recoveries              0.50%    0.50%    0.51%
Past due as a % of receivables              3.3%     3.5%     3.7%

      -- Reserves remained strong.

                                            6/97     3/97     6/96
                                         -------  -------  -------
Reserves (MM)                              $976     $921   $1,054
% of receivables                            4.4%     4.3%     5.1%
% of past due accounts                      134%     124%     138%

   -  U.S. Lending:

      -- The write-off rate increased in 2Q `97 as bankruptcies continued at high levels and loans from more recent product offerings aged. The past due rate was up from 2Q `96, but remained flat with 1Q `97.

                                            6/97     3/97     6/96
                                         -------  -------  -------
Write-offs, net of recoveries               6.0%     5.1%     5.2%
Past due as a % of loans                    3.6%     3.6%     3.2%


      -- Cardmember lending reserves were held steady as provisions covered charge-offs during the quarter.

                                            6/97     3/97     6/96
                                          -------  -------  -------
Reserves (MM)                               $534     $533     $468
% of total loans                             4.1%     4.1%     4.5%
% of past due accounts                       113%     115%     135%

         - AXP coverage ratios continue to compare favorably with key industry competitors.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 1997 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)
                              Statement of Income
                                  (unaudited)

(millions)                           Quarter Ended          Percentage
                                         June 30,           Inc/(Dec)
                                 --------------------       ----------
                                      1997      1996
                                      ----      ----
Revenues:
     Investment income                 $586     $562           4%
     Management and distribution fees   360      296          22
     Other revenues                     197      159          24
                                      -----    -----
          Total revenues              1,143    1,017          12
                                      -----    -----
Expenses:
     Provision for losses and benefits:
          Annuities                     304      298           2
          Insurance                     113      102          11
          Investment certificates        58       48          20
                                      -----    -----
               Total                    475      448           6
     Human resources                    294      252          17
     Other operating expenses           109       86          26
                                      -----    -----
          Total expenses                878      786          12
                                      -----    -----
Pretax income                           265      231          15
Income tax provision                     82       78           4
                                      -----    -----
Net income                             $183     $153          20
                                      =====    =====

 . Revenue and earnings growth reflect increased management fees from higher managed asset levels (including separate account assets) and greater distribution fees driven by mutual fund and variable annuity asset and sales levels.

   - The total revenue increase of 12% was suppressed by continued weak investment income growth due to lower investment yields on a slightly higher owned investment asset pool.

      -- These results are consistent with the multi-year shift in the mix of sales from fixed to variable return products and a lower yield on more recent investments.

      -- Revenue growth, net of provisions, was strong at +17% versus last year.

 . These revenue improvements were partially offset by higher compensation-related and other operating expenses.

 .  The effective tax rate of 31% was down from a relatively high 34% in 2Q
   `96.

 . This decrease was caused by the realization of tax credits from low income housing investments which should continue to provide benefits in future quarters.*

  Investment Income:

   -  Average yields of 7.8% were down slightly from 7.9% in 2Q `96.

   - Average invested assets of $29.2B were up only 3% versus $28.4B in 2Q `96.

   - Insurance spreads were down from last year, but those for annuities were up. Certificate spreads increased substantially versus 2Q `96 following a one-year promotional client offering made in mid-1995. Spreads on insurance were even with 1Q `97; those for annuities and certificates were up.

   -  Asset Quality remains strong.

      -- The level of non-performing assets remained low at only 0.2% of invested assets which was flat with last year. Reserves cover 84% of these non-performing assets.

      -- The SFAS 115 related mark-to-market adjustment on the portfolio
         (reported in assets pre-tax) was a positive $251MM at 6/97, reflecting appreciation during 2Q `97 of $265MM. As of 6/96, the mark-to-market adjustment was $48MM.

      -- Unrealized appreciation on securities held to maturity was $346MM compared with $151MM at 6/96 and $116MM at 3/97.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 1997 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (Cont'd)

 . Management and Distribution Fees: The increase of 22% was due to higher average assets under management (including separate account assets) and distribution fees from greater mutual fund asset and sales levels.

   -  Assets Managed:

(billions)                                               Percentage
                                          June 30,       Inc/(Dec)
                                     ---------------    -----------
                                       1997     1996
                                       ----     ----
Assets managed for individuals        $66.7    $54.0        24%
Assets managed for institutions        39.3     34.8        13
Separate account assets                21.1     16.7        26
                                     ------   ------
          Total                      $127.1   $105.5        20
                                     ======   ======

      -- The growth in managed assets since 2Q `96 resulted from $16.1B of market appreciation and $5.5B of net new money.
         - During 2Q `97, $0.8B of net new managed assets were added, and market appreciation of $11.5B was recorded.

   -  Product Sales:

      -- Mutual fund sales continue at record levels, increasing 9%, as reasonably strong equity and money market in-flows more than compensated for slower growth in bond fund sales. Both rear- and no-load fund categories had double-digit improvement versus last year; front-load sales were flat.
         - At approximately 50% of the industry average, redemption rates continued to compare favorably with the competition.
      -- Overall, annuity sales were down 16% and sales of insurance products declined 12%.
      -- Certificate sales were up 53%, reflecting weakness in last year's sales and some strengthening of sales through AEB.
      -- Product sales generated through plans were a record 66% of total sales in 2Q `97 versus 63% in 2Q `96 and 65% in 1Q `97.

 . Other Revenues: Growth of 24% resulted from higher life insurance revenues and financial planning and tax preparation fees.
   -  Financial Planning fees of $15.2MM were up 31% versus 2Q `96.
   - Tax preparation fees more than doubled reflecting acquisitions and business growth.

 . Provisions for Losses and Benefits: Annuity product provisions were up somewhat due to greater inforce levels, partially offset by a lower accrual rate. Insurance provisions increased with higher policies inforce and unfavorable claims experience in the life insurance business lines. For certificate products, there were rising provisions for stock market certificate products which track with the S&P 500.

 . Human Resources: Costs were up because of larger field force compensation-related expenses caused by growth in sales and asset levels, as well as higher average full-time equivalent employees (+15%) primarily within the technology and client services organizations and from recent acquisitions.

   - Advisor Force: 8,476 at 6/97; +479 planners, or 6%, versus 6/96; +50 planners versus 3/97.
      -- We remain optimistic about advisors in the pipeline as we continue to see a steady flow of applications for Series 7 licenses.*
      -- The veteran advisor retention rates remain at record levels.
      -- Planner productivity was strong for the quarter; the number of clients and accounts per client were up 7% and 4%, respectively, versus 2Q `96.

 . Other Operating Expenses: The 26% increase reflects the cost of hedging activities designed to reduce the impact of stock market volatility on management fees. Over the life of these hedges, a gain or loss on the hedge will be offset by a corresponding change in fee revenues. In any one quarter, however, the impact of marking the hedge contracts to market value may differ from the related impact on revenues, which was the case in the second quarter.

   Also included are higher costs related to the outsourcing of data processing support services, increased usage of contract programmers for technology-oriented initiatives, higher occupancy and equipment costs from acquisitions and greater advertising and promotion expenditures.

                           AMERICAN EXPRESS COMPANY
                         SECOND QUARTER 1997 OVERVIEW
                             AMERICAN EXPRESS BANK

(preliminary)                    Statement of Income
                                     (unaudited)

(millions)                                  Quarter Ended    Percentage
                                                June 30,      Inc/(Dec)
                                          -----------------   ----------
                                              1997   1996
                                              ----   ----
Net revenues:
     Interest income                          $226   $204         11%
     Interest expense                          148    134         10
                                              ----   ----
           Net interest income                  78     70         12
     Commissions, fees and
          other revenues                        54     49         10
     Foreign exchange income                    21     20          3
                                              ----   ----
          Total net revenues                   153    139         10
                                              ----   ----
Provision for credit losses                      1      4        (81)
                                              ----   ----
Expenses:
     Human resources                            58     54         10
     Other operating expenses                   61     59          2
                                              ----   ----
          Total expenses                       119    113          6
                                              ----   ----
Pretax income                                   33     22         50
Income tax provision                            12      8         59
                                              ----   ----
Net income                                     $21    $14         46
                                              ====   ====

 . AEB continues to improve revenue generating potential within its core businesses and integrate further with AXP's other business activities.

 . In 2Q '97, margins improved as 10% growth in revenues outpaced higher expenses.

 . The revenue improvement reflected rising net interest income on greater loans and investments, better correspondent banking and trading results, and fee contributions from new consumer mortgage and lending products.

 . Total assets of $13.1B at 6/97 were up 14% versus 6/96 as investments and loans increased 35% and 17%, respectively.

   - Non-performing loans rose from unsustainably low levels in recent quarters, while other real estate owned decreased by a like amount due to a property sale and a reclass to the non-performing loan category.

      -- The reserve for credit losses, which benefited in 1Q '97 from an $18MM loan recovery on Peruvian LDC debt, was held steady and covered non-performing loans by a strong 1.6 times.

   - 8.4% Tier 1 and 11.3% total capital ratios were maintained in the "well capitalized" range.

                         SECOND QUARTER 1997 OVERVIEW
                              CORPORATE AND OTHER

 .  The net expense of $39MM was consistent with 2Q `96 and recent quarters.